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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 5, 2004 (March 7, 2004)
                                                  -----------------------------



                             RURBAN FINANCIAL CORP.
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)



            OHIO                          0-13507                34-1395608
----------------------------         ----------------        -------------------
(State or other jurisdiction         (Commission File           (IRS Employer
      of incorporation)                   Number)            Identification No.)



                    401 Clinton Street, Defiance, Ohio 43512
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (419) 783-8950
                                                           --------------


                                 NOT APPLICABLE
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)




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ITEM 1.       CHANGES IN CONTROL OF REGISTRANT.

              Not Applicable.

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

              Not applicable.

ITEM 3.       BANKRUPTCY OR RECEIVERSHIP.

              Not applicable.

ITEM 4.       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

              Not applicable.

ITEM 5.       OTHER EVENTS AND REGULATION FD DISCLOSURE.

              Rurban Financial Corp. will defer the payment of interest on its trust preferred debt securities which would have been due on March 7, 2004. This deferral is permitted under the terms of the trust preferred indenture and is consistent with the requirements of the "Written Agreement" between Rurban and federal and state banking regulatory authorities, the details of which have been previously disclosed.

ITEM 6.       RESIGNATIONS OF REGISTRANT'S DIRECTORS.

              Not applicable.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

              (a)   None required.

ITEM 8.       CHANGE IN FISCAL YEAR.

              Not Applicable.

ITEM 9.       REGULATION FD DISCLOSURE.

              Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

              Not applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT PLANS.

              Not applicable.

ITEM 12.      RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

              Not applicable.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 RURBAN FINANCIAL CORP.



Date:  March 5, 2004                             By: /s/ James E. Adams
                                                     --------------------------
                                                     James E. Adams, Executive
                                                     Vice President and Chief
                                                     Financial Officer